Exhibit 10.4
FIRST AMENDMENT
TO ADMINISTRATIVE SERVICES AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”), dated as of March 17, 2025 supplements and amends the Administrative Services Agreement, dated as of December 31, 2020 (hereinafter referred to, as amended, supplemented and modified from time to time in accordance with the terms thereof, together with all Exhibits attached or to be attached hereto, as the “Agreement”), by and between Fortistar Services 2 LLC, a Delaware limited liability company (“Service Provider”), and OPAL Fuels LLC, a Delaware limited liability company (“Company”). Capitalized terms used in the following recitals without definition shall have the meanings ascribed thereto in the Agreement.
Section 1.Amendment to Section 2 of the Agreement — Company Services. Section 2 of the Agreement is hereby amended by adding a second paragraph to read as follows:
“Either Party may, at its sole election and on ninety (90) days advance written notice, terminate Company’s provision of services to Wasatch Resource Recovery LLC (“Wasatch”), at which time the Management Fee and the Wasatch Remediation Fee as described in Exhibit B herein shall also terminate. Upon termination, except in the case where the Company has exercised its option to purchase an ownership interest in Alpro SD, LLC, the parties shall negotiate in good faith to provide for the transfer of employment to Wasatch or an affiliate of Service Provider of those of Company’s employees whose responsibilities are predominantly dedicated to Wasatch.”
Section 2.Amendment of Exhibit A — Personnel Positions and Hourly Rates. Exhibit A - Personnel Positions and Hourly Rates - of the Agreement is hereby deleted and replaced with Exhibit 1 annexed hereto.
Section 3.Amendment to Exhibit B — Fixed Costs Schedule. Exhibit B — Fixed Costs Schedule — of the Agreement is hereby deleted and replaced with Exhibit 2 annexed hereto.
Section 4.Miscellaneous. Except as expressly amended hereby or otherwise provided herein, all of the terms and conditions of the Agreement remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified. The terms conditions, covenants, agreements, rights, remedies, powers and privileges set forth in the Agreement as modified hereby are hereby ratified and confirmed in all respects by the parties hereto and shall continue in full force and effect. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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Exhibit 10.4
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and made effective by their respective officers or managers, as applicable, thereunto duly authorized, as of the date first above written.

FORTISTAR SERVICES 2 LLC	OPAL FUELS LLC

By: /s/ Thomas J. Kelly Name: Thomas J. Kelly Title: Vice President	By: /s/ Jonathan Maurer Name: Jonathan Maurer Title: Co-CEO

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